SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)                  March 21, 1997
                                                   -----------------------------





                              LADD FURNITURE, INC.
             (Exact name of registrant as specified in its charter)





    North Carolina            0-11577                       56-1311320

   (State or other              (Commission                (I.R.S. Employer
   jurisdiction                 File Number)               Identification No.)
  of Incorporation)
======================    =======================     ==========================



 One Plaza Center, Box HP-3, High Point, North Carolina           27261-1500

      (Address of principal executive offices)                     (Zip Code)
======================================================== =======================



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE              (910) 889-0333
                                                    --------------------------


                                       N/A
         (Former name or former address, if changed since last report.)






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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

                  Not Applicable.


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  Not Applicable.


ITEM 3.           BANKRUPTCY OR RECEIVERSHIP.

                  Not Applicable.


ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  Not Applicable.


ITEM 5.           OTHER EVENTS.

                  On March 21, 1997, the Registrant issued a press release reporting the sale of its Monroe, NC upholstery manufacturing facility for $5.3 million as well as entering into a seven year agreement to lease the facility back with options to renew. The net proceeds from the sale of $5.1 million were utilized to pay down the Registrant's term loan. The press release is attached hereto as Exhibit 10.1.

                  On April 15, 1997, the Registrant issued a press release reporting its first quarter 1997 results of operations. The press release is attached hereto as Exhibit 10.2 and supplemental financial data submitted to stock analysts is attached as Exhibit 10.3.


ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                  Not Applicable.



                                                         2

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           a)       Exhibits

                    10.1     Press Release dated March 21, 1997.

                    10.2     Press Release dated April 15, 1997.

                    10.3 Supplemental Financial Data submitted to stock analysts dated April 15, 1997.




ITEM 8.   CHANGE IN FISCAL YEAR.

            Not Applicable.

                                                         3

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LADD FURNITURE, INC.


Date:  April 17, 1997                      By: /s/William S. Creekmuir
                                           -----------------------
                                             William S. Creekmuir

                               Title:  Executive Vice President, Chief Financial
                                        Officer, Treasurer and Secretary




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